                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                              ___________________


                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                  May 18, 1995

                               EXIDE CORPORATION
                               -----------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)



        1-11263                                                 23-0552730
- --------------------------                                      ----------
(Commission File Number)                                     (I.R.S. Employer
                                                            Identification No.)



1400 North Woodward Avenue, Bloomfield Hills, Michigan            48304
- ------------------------------------------------------            -----
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code: (313) 258-0080
                                                    --------------


                                 Not Applicable
                                 --------------
                   (Former name or former address, if changed
                              since last report.)







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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     (a) Pursuant to agreements dated as of March 17, 1995 (attached hereto as Exhibit 2.2), between the Registrant and Fiat S.p.A. and one of its affiliates, on May 18, 1995, the Registrant acquired 99.7% of the outstanding shares of Compagnie Europeene d'Accumulateurs S.A. ("CEAC"), one of the largest producers of starting, lighting and ignition and industrial batteries in Europe. Such acquisition remains subject to completion of review by French and Spanish competition authorities, but based upon their actions to date the Registrant does not anticipate that any divestiture requirements or other material limitations will be imposed. The purchase price for the shares was approximately $425.8 million in cash, which amount was financed with net proceeds (and investment income thereon) of approximately $293.9 million from a $300 million offering of 10% Senior Notes due 2005 (issued pursuant to an Indenture attached hereto as Exhibit 99.3) which was closed on April 28, 1995 and approximately $ $131.9 million of borrowings under the revolving credit portion of the Registrant's Credit Agreement (attached hereto as Exhibit 99.1). Immediately after the CEAC acquisition, CEAC and certain of its subsidiaries refinanced approximately $153.8 million of their debt pursuant to a Facilities Agreement (attached hereto as Exhibit 99.2). Under French law, the Registrant is required to offer to purchase shortly the remaining 0.3% of CEAC's shares.

     (b) The assets acquired by the Registrant are used by CEAC for the manufacture and sale of automotive and industrial batteries in Western Europe and Poland. The Registrant currently intends to continue the use of such assets for the same purposes.

     It is impracticable for the Registrant to provide the required financial statements of the business acquired or the pro forma financial statements at the time of this filing. The Registrant will file such statements under cover of Form 8 within 60 days from the date hereof.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a)  Financial statements of business acquired./*/

         (b)  Pro forma financial information./*/

         (c)  Exhibits.

              2.2 Stock Purchase Agreement and Warranty Agreement dated March 17, 1995, between the Registrant and Fiat S.p.A. and one of its affiliates.

              99.1 Composite copy of Credit Agreement (the "Credit Agreement") dated as of August 30, 1994, among the Registrant, various financial institutions, Bankers Trust Company, Bank of America National Trust and Savings Association and Bank of Montreal, as Agents, and Bankers Trust Company, as Administrative Agent.

              99.2 Facilities Agreement dated February 28, 1995, among the Registrant (CEAC and certain of its subsidiaries have joined as borrowers and guarantors), the banks listed for the Credit Agreement, Dresdner Bank Luxembourg and other lenders and Amendment No. 1 thereto.

              99.3 Indenture dated as of April 28, 1995 between the Registrant and The Bank of New York, as trustee.



- ---------------------
   /*/To be filed under cover of Form 8 within 60 days from the date hereof.



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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          EXIDE CORPORATION
                                          -----------------
                                             (Registrant)



Date:  June 2, 1995                       By:/s/ ALAN E. GAUTHIER
                                                 Alan E. Gauthier
                                                 Executive Vice President,
                                                 Chief Financial Officer




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                                 EXHIBIT INDEX
                                 -------------


   EXHIBIT                                                     SEQUENTIAL
   NUMBER                          DESCRIPTION                 PAGE NUMBER
   -------                         -----------                 -----------
    2.2             Stock Purchase Agreement and Warranty
                    Agreement dated March 17, 1995, between
                    the Registrant and Fiat S.p.A. and one of
                    its affiliates

    99.1            Composite copy of Credit Agreement (the
                    "Credit Agreement") dated as of August 30,
                    1994, among the Registrant, various
                    financial institutions, Bankers Trust
                    Company, Bank of America National Trust
                    and Savings Association and Bank of Montreal, as Agents, and Bankers Trust Company, as
                    Administrative Agent.

    99.2            Facilities Agreement dated February 28,
                    1995, among the Registrant (CEAC and
                    certain of its subsidiaries have joined as borrowers and guarantors), the banks listed for the Credit Agreement, Dresdner Bank
                    Luxembourg and other lenders and
                    Amendment No. 1 thereto.

    99.3 Indenture dated as of April 28, 1995 between the Registrant and The Bank of New York, as trustee.
